Exhibit 99.1
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For Immediate Release

Contact:   Alfred C. Angelone
           Chairman & CEO
           ASA International Ltd.
           www.asaint.com
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           508 626-2727


ASA INTERNATIONAL LTD. ANNOUNCES RESULTS OF THE SHAREHOLDER VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS

         FRAMINGHAM, MA -- Friday, November 12, 2004 --ASA INTERNATIONAL LTD. (NASDAQ: ASAA), today announced the results of the stockholder vote at the Annual Meeting of Stockholders to amend the Company's Certificate of Incorporation to effect a 1-for-600 reverse stock split of the Company's common stock and pay $5.00 per share to the holders of shares that would be converted to a fraction of one share.

         "We are pleased to report that our shareholders have approved the proposed amendment that enables ASA to `go private' and eliminate the substantial costs of filing documents with the SEC under the Securities and Exchange Act of 1934 and complying with the Sarbanes-Oxley Act of 2002 and related regulations," said Alfred C. Angelone, Chief Executive Officer. "As a privately-held company, ASA's management will have more flexibility to consider and initiate actions that may produce long-term benefits and growth for our remaining shareholders without the pressure and expectation to produce quarterly earnings per share growth."

About ASA International Ltd.

         Since its inception in 1969, ASA International Ltd., has been designing, developing and implementing enterprise software solutions coupled with services and on-going support to hundreds of businesses in North America, South America and Europe. ASA specializes in providing enterprise business-to-business software solutions and value-added services to vertical markets. ASA enterprise solutions enable its customers to achieve maximum return on their information technology investment because they provide the tools to simplify the processes required to plan, manage and control the entire business life-cycle.

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         This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, competitive pressures, general economic conditions and the risk factors detailed in the company's periodic reports and registration statements filed with Securities and Exchange Commission.